                              ASSET PURCHASE AGREEMENT


     This Asset Purchase Agreement (the "Agreement") is made as of February 27, 1997, by and among WORLDCOM, INC., a Georgia corporation ("WorldCom"), and ILD COMMUNICATIONS, INC., a Delaware corporation ("ILD").

                                    WITNESSETH:

     In consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

                                     ARTICLE I
                            PURCHASE AND SALE OF ASSETS

     I.1  PURCHASE AND SALE; PURCHASE PRICE; PAYMENT TERMS; LIABILITIES.

     A. Subject to the satisfaction or waiver of the conditions set forth in this Agreement, on the Closing Date (as hereinafter defined), WorldCom shall sell, convey, transfer, assign and deliver to ILD free and clear of all liens, claims, charges and encumbrances (except as expressly disclosed on EXHIBIT 3.3(a) attached hereto), and ILD will purchase, all right, title and interest in and to those assets of WorldCom's Operator Services U.S. division (hereinafter referred to as "WorldCom's Operator Services Business") including without limitation the following assets (collectively, the "Assets"):

          (i) all corrections contracts with attendant 1+ and 0+ traffic and associated hardware, including without limitation the contracts, listed by customer, set forth on Exhibit 1.1(a)(i) (the "Corrections Contracts");

          (ii) all payphone and hospitality contracts and traffic, including the pay phone and hospitality 1+ contracts and traffic as well as the hotel 0+ traffic, including without limitation the contracts, listed by customer, set forth on Exhibit 1.1(a)(ii) which Exhibit 1.1(a) (ii) shows the top one hundred (100) customers under this Subsection (ii) (the "Other Contracts");

          (iii) the EDS Operator Services Agreement dated July 6, 1992, as amended;

          (iv) associated billing and collection assets, operations and customer contracts, including a non-exclusive limited license to the OPUS software for a period of twenty-five (25) years from the Closing Date with access to the source code and rights to make proprietary modifications and enhancements;

          (v) leases on Operator Call Center facilities with associated leasehold improvements described on Exhibit 1.1(a)(iv), as well as the furniture, fixtures and equipment therein;

          (vi) premises leases for offices solely dedicated to WorldCom's Operator Services Business described on Exhibit 1.1(g)(y), as well as the furniture, fixtures and equipment therein;

          (vii) all trade secrets, customer lists and all other rights and documents owned, required or incident to the operations of WorldCom's Operator Services Business, including a three-month limited license to the trade or service name ""WorldCom's Operator Services";

          (viii) any other miscellaneous assets (excluding tandem network switching equipment) of WorldCom used primarily in WorldCom's Operator Services Business including without limitation computer equipment, computer software, telephone hardware, electrical equipment, wiring, supplies, copiers, postage machines, vehicles and other current and fixed assets of WorldCom's Operator Services Business (certain of such property is listed on EXHIBIT 3.3); and

          (ix) WorldCom's DEX Switches (600E) located in Los Angeles, California and Dallas, Texas (subject to Section 8.3 below).

     At Closing (as hereinafter defined) WorldCom shall provide ILD an OPUS software license agreement and such good and sufficient bills of sale, assignments, deeds or other documentation as shall be required to effectively vest in ILD good and marketable title to the Assets (including without limitation, the Switches described in Subpart (ix) above). At the Closing, ILD shall assume and agree to pay, perform or otherwise discharge all non-delinquent liabilities or obligations of WorldCom's Operator Services Business in respect of the Assets accruing or relating to the period after the Closing Date pursuant to the agreements, arrangements or commitments assumed by ILD, including without limitation the EDS Operator Services Agreement described in Subsection (iii) above (including any take-or-pay revenue commitments, minute commitments or other similar commitments contained therein), the premises leases described on
EXHIBIT 1.1(a) (iv) or EXHIBIT 1.1(a)(v) and the operating leases described on
EXHIBIT 3.3(b). In the event WorldCom is unable to assign any lease described herein, WorldCom agrees to sublease to ILD such space or equipment under the same terms and conditions existing under WorldCom's lease. Notwithstanding anything in this Agreement to the contrary, ILD shall in no event purchase or receive or be under any obligation with respect to (i) any, assets, equipment or contracts which are described as "Excluded Operator Services Assets" on EXHIBIT
3.3 hereof, (ii) any employee benefit programs, plans or policies of WorldCom except as otherwise expressly provided in Section 4.8 hereof, or (iii) any commissions due third parties relating to the period up through the Closing Date. Further, WorldCom will provide ILD a list of all accounts receivable existing as of the date of Closing. ILD agrees to use its best efforts in collecting the accounts receivable (taking into account the terms and conditions contained in any billing and collection agreements relative to such accounts receivable which are being assumed by ILD hereunder) and remitting to WorldCom all amounts it collects within a reasonable time but in no event later than five (5) business days of receipt of such funds. WorldCom shall be solely responsible for the remittance of all taxes that may be due which are associated with such accounts receivable.

     B. In full payment for the Assets and in consideration of the Other Agreements described in Article VIII below, and also in consideration of the representations, covenants, warranties, agreements and indemnities of WorldCom contained in this Agreement and the other agreements and documents contemplated hereby, Seller will pay to WorldCom, and WorldCom will accept at Closing the following, subject to adjustment as provided in this Agreement:

          (i) An amount equal to three (3) times the average monthly "Correctional Net Revenues" (as defined herein) generated by WorldCom's Operator Services Business in the three (3) full calendar months preceding the Closing, PLUS

          (ii) An amount equal to four (4) times the average monthly "Other Net Revenues" (as defined herein) generated by WorldCom's Operator Services Business in the three (3) full calendar months preceding the Closing, PLUS

          (iii) Other amounts as agreed to by the parties ("Adjustments for Prepaids") with respect to prepaid commissions, deposits or similar type payments under agreements, if any, entered into by WorldCom pursuant to Section 4.1(d) or Section 4.1(e); PLUS

          (iv)   $2,000,000 (the "Fixed Purchase Price").

     The Correctional Net Revenues, Other Net Revenues and Adjustments for Prepaids described above are collectively referred to as the "Adjustable Purchase Price" and the Fixed Purchase Price and Adjustable Purchase Price are sometimes collectively referred to as the "Purchase Price". Further, for purposes hereof, (x) "Correctional Net Revenues" shall be the amount of gross revenues from Correction Contracts validly assigned to ILD at Closing LESS associated unbillables and LESS any revenues during such period related to Correction Contracts lost or not renewed by the Closing Date, and (y) "Other Net Revenues" shall be the amount of all gross revenues (which, in addition to operator services and 1+ revenues, shall include billing and collection data processing charges of the Operator Services Business) from the Other Contracts validly assigned to ILD at Closing LESS associated unbillables and LESS any revenues during such period related to Other Contracts lost or not renewed by the Closing Date. With respect to any customer contracts entered into by WorldCom on or after December 1, 1996, ILD and WorldCom shall discuss in good faith such contract's impact on the Purchase Price as follows: (a) customer contracts entered into between December 1, 1996 and the date of this Agreement shall be separately listed on EXHIBIT 1.1(a)(i) [Corrections Contracts] or EXHIBIT 1.1(a)(ii) [Other Contracts], as the case may be, and the parties shall stipulate to the extent of any adjustment to Correctional
Net Revenues, Other Net Revenues or Adjustments for Prepaids, and (b) any customer contracts after the date hereof shall be subject to the consent of ILD as provided for in Section 4.1 hereof, and in connection with the consent process, the parties shall in good faith seek to agree if and to the extent of any adjustment to Correctional Net Revenues, Other Net Revenues or Adjustments for Prepaids.

     The Adjustable Purchase Price shall be calculated by WorldCom and submitted to ILD for review at least fourteen (14) days prior to the Closing Date. Any dispute as to the Adjustable Purchase Price shall be settled in good faith by the parties hereto. In the event the parties are unable to resolve any dispute relative to the amount of the Adjustable Purchase Price by the Closing Date, then such dispute shall be resolved after the Closing by a certified public accounting firm selected by WorldCom's accounting firm and ILD's accounting firm and the Adjustable Purchase Price shall be set for the purpose of Closing at the midpoint between the Adjustable Purchase Price calculated by WorldCom and the Adjustable Purchase Price designated by ILD. The determination of the independent certified public accounting firm shall be binding. The costs for such independent certified public accounting firm shall be borne by the party whose initial calculation of the Adjustable Purchase Price bears the greatest disparity to the Adjustable Purchase Price finally designated by the independent certified public accounting firm.

     C. The parties acknowledge that the formula for computing the Purchase Price set forth in Section 1.1.B. above is the result of extended negotiations between the parties and the revenue multiples set forth therein are not intended to constitute a designation by the parties as to the fair market value of the underlying contracts or assets from which such revenues arise.

     D.   The Purchase Price shall be payable by ILD as follows:

          (i) One-half of the Adjustable Purchase Price shall be payable in cash at closing (the "Cash Portion"); provided, however, if the Cash Portion due at Closing is greater than $12,500,000, then such overage amount shall be paid on or before 180 days from the Closing Date; and

          (ii) The lesser of (a) one-half (1/2) of the Adjustable Purchase Price, or (b) $10,500,000 of the Adjustable Purchase Price shall be payable by the issuance of up to 105,000 shares of ILD's redeemable preferred stock (in parity to the highest ranking preferred stock of ILD; the "Preferred Stock Portion") which stock shall have the rights and preferences shown in Exhibit 1.1(d) attached hereto which rights and preferences shall include a stated value of $100 per share, shall bear an annual dividend rate of eight and one-half percent (81/2%), and shall be subject to a put right by WorldCom at any time after the expiration of five (5) years following the

          Closing Date upon at least one hundred and twenty (120) days prior written notice (which notice may be given prior to the end of the five (5) years following the Closing Date); with

          (iii) The balance of the Adjustable Purchase Price payable by the issuance of ILD's Common Stock (the "Common Stock Portion"), the number of shares of which will be based upon the "Share Value" (as hereinafter defined) at the Closing. For purposes hereof, the Share Value of each share of ILD's Common Stock for purposes of determining the number of shares constituting the Common Stock Portion shall be based on the price per share for any common stock sold or issued by ILD to any founder or insider (excluding any common stock issued pursuant to any options, warrants or convertible securities of ILD outstanding as of September 1, 1996; "Founders' Shares") and common stock sold in connection with raising any capital necessary to pay the Cash Portion of the Adjustable Purchase Price ("Investor Shares") (determined on a pro rata basis based on the number of shares outstanding and the number of Founders' Shares and the number of Investor Shares); and

          (iv) $1,500,000 of the Fixed Purchase Price shall be payable by the issuance of ILD's Preferred Stock described in Subsection (ii) above; and

          (v) $500,000 of the Fixed Purchase Price shall be payable by the issuance of ILD's Common Stock, the Share Value of which shall be determined as described in Subsection (iii) above.

          (vi) In the event there are any "true-ups" after the date of Closing relative to amounts outcleared to the local exchange companies for billing and collecting which relate to amounts for Operator Services or billing services provided by WorldCom prior to the Closing (the "True-Up Amounts"), ILD may offset the True-Up Amounts against any amount it may owe under (a) the WorldCom Services Agreement described in Section 8.2 below (but in no event less than zero), or
          (b) the B&C Agreement described in Section 8.5 below.

     E. The parties acknowledge that WorldCom agrees to provide the Exhibits required under this Agreement within thirty (30) days of the date of this Agreement. ILD shall have five (5) business days upon receipt from WorldCom of each Exhibit required hereunder in which to notify WorldCom, in writing, of its objections to such Exhibit, which notice will specify the reason(s) for ILD's objections. In such case, the parties shall work together to resolve any such disputes.

     I.2 TIME AND PLACE OF CLOSING. The closing (the "Closing") shall occur on such date (the "Closing Date") at such time and at such place as the parties may determine as soon as practicable after all of the conditions to the obligations of the parties hereto shall have been satisfied or waived. The target Closing Date shall be June 1, 1997; provided, however, nothing shall be construed to require WorldCom to close prior to satisfaction or waiver of all of the conditions to the obligations of the parties.

                                     ARTICLE II
                       REPRESENTATIONS AND WARRANTIES OF ILD

     ILD represents and warrants to WorldCom as follows, which representations and warranties are made as of the date hereof and as of the Closing Date and shall survive the Closing:

     II.1 ORGANIZATION. ILD is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

     II.2 AUTHORIZATION. ILD has full legal right, power and authority to enter into this Agreement and to carry out the transactions contemplated by this Agreement. The execution, delivery and performance by ILD of this Agreement have been duly and validly authorized by the Board of Directors of ILD and this Agreement constitutes the valid and binding agreement of ILD, enforceable in accordance with its terms, subject to (i) general principles of equity, regardless of whether enforcement is sought in a proceeding in equity or at law, and (ii) bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium, receivership or other similar laws relating to or affecting creditors' rights generally.

     II.3 NON-CONTRAVENTION. Neither the execution or delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will result in the breach of any term or provision of, or constitute a default under, the Articles of Incorporation (as to be amended by the Closing) or Bylaws of ILD.

     II.4. VALID SHARES. The issuance, sale and delivery of the Preferred Stock Portion and the Common Stock Portion will have been duly authorized by the Closing Date by all necessary corporate action on the part of ILD. ILD's Preferred Stock and Common Stock, when issued pursuant to this Agreement, will have been duly and validly authorized and issued, will be fully paid and nonassessable and will not have been issued in violation of the preemptive rights of any person.

     II.5 CAPITAL STRUCTURE AND OWNERSHIP. ILD has authorized, issued and outstanding the number of shares of stock and other securities so indicated in
Exhibit 2.5 attached hereto. All such outstanding securities have been duly and validly issued, are fully paid and nonassessable and have not been issued in violation of the preemptive rights of any person or applicable federal or state securities laws. No shares of any other class of capital stock of Seller are outstanding. There are no outstanding options, warrants or other rights to acquire securities of ILD, nor are there securities outstanding which are convertible into securities of Seller, except as set forth in said EXHIBIT 2.5. The name and residence address of each of the holders of the securities of ILD and the respective number and percentage of outstanding shares held by each holder are set forth in
EXHIBIT 2.5. ILD shall provide to WorldCom as update of EXHIBIT 2.5 as of the Closing Date based on securities issued to pay the Cash Portion of the Purchase Price.

                                    ARTICLE III
                     REPRESENTATIONS AND WARRANTIES OF WORLDCOM

     WorldCom represents and warrants to ILD as follows, which representations and warranties are made as of the date hereof and as of the Closing Date and shall survive the Closing:

     III.1 ORGANIZATION. WorldCom is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia, is duly qualified and in good standing as a foreign corporation in the states set forth in EXHIBIT 3.1 attached hereto with full power and authority to own its properties and assets and to carry on lawfully its Operator Services Business as conducted, and is not required to be qualified to do business as a foreign corporation in any other jurisdiction.

     III.2 AUTHORIZATION. WorldCom has full legal right, power and authority to enter into this Agreement and to carry out the transactions contemplated by this Agreement. The execution, delivery and performance by WorldCom of this Agreement and the other agreements and documents referred to herein and the actions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action, and this Agreement and such other agreements and documents constitute valid and binding obligations of WorldCom, enforceable in accordance with their terms, subject to (i) general principles of equity, regardless of whether enforcement is sought in a proceeding in equity or at law, and (ii) bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium, receivership or other similar laws relating to or affecting creditors' rights generally.

     III.3  TITLE TO AND CONDITION OF ASSETS AND PROPERTY.  Set forth on
EXHIBIT 3.3(a) is a list or brief description as of the date of this Agreement of all real property and material items of personal property owned by WorldCom in connection with its Operator Services Business. WorldCom has good and marketable title to the Assets, free and clear of all liens, claims, charges, security interests, options, or other title defects or encumbrances, except as set forth in EXHIBIT 3.6 attached hereto. EXHIBIT 3.3(b) attached hereto sets forth a description of all real and personal property currently leased or otherwise occupied or used but not owned by WorldCom in connection with the Assets, true, correct and complete copies of which leases and other agreements have previously been delivered to ILD. All personal property comprising the Assets is owned by WorldCom and all property owned or leased by WorldCom is in good operating condition and repair, is suitable for the use to which the same is customarily put, is free from defects (other than minor defects which do not interfere with the use or operation thereof) and is merchantable and is of a quality and quantity presently usable in the ordinary course of the operation of WorldCom's Operator Services business and is all of the assets currently used or needed in said business. The buildings, assets and operations of WorldCom associated with the Assets conform with all applicable restrictive covenants, deeds, leases, and restrictions and all applicable federal, state and local laws, ordinances, rules and regulations (including but not limited to those relating to zoning and working conditions). Upon consummation of the transactions at the Closing as contemplated by this Agreement, ILD will acquire title to the Assets free and clear of any liens, claims, charges, security interests, options or other title defects or encumbrances, except as expressly disclosed on EXHIBIT 3.6 attached hereto.

     III.4 ENVIRONMENTAL MATTERS. WorldCom's business, operations, assets, equipment, leaseholds and other facilities associated with the Assets are in compliance with, the provisions of all federal, state and local environmental, health and safety laws, codes and ordinances and all rules and regulations promulgated thereunder, governing (i) air emissions, (ii) discharges to surface water or ground water, (iii) solid or liquid waste disposal, (iv) the use, storage, generation, handling, transport, discharge, release, or disposal of toxic or hazardous substances or wastes, or (v) other environmental health or safety matters, including without limitation, the Comprehensive Environmental Response Compensation and Liability Act, the Resource Conservation and Recovery Act, the Federal Water Pollution Control Act, the Toxic Substance Control Act and the Clean Air Act. There are no investigations, administrative proceedings, judicial actions, orders, claims or notices which are pending, anticipated or, to the knowledge of WorldCom, threatened against WorldCom relating to the environment. WorldCom has not received a notice and neither knows of nor suspects, any facts which might constitute a violation of any federal, state or local environmental, health or safety laws, codes or ordinances, and any rules or regulations promulgated thereunder, which relate to the use, ownership or occupancy of the property or the operation of WorldCom's Operator Services Business.

     III.5 INTELLECTUAL PROPERTY. Except as set forth in EXHIBIT 3.5(a) attached hereto, WorldCom does not have any patents, copyrights, trade names, trademarks, service marks, other such names or marks or applications therefor and has not conducted its Operator Services business under any corporate, trade or fictitious name other than its current corporate name. There are no pending or, to WorldCom's knowledge, threatened claims of infringement upon the rights to any intellectual property of others or, except as set forth in EXHIBIT 3.5(b) attached hereto, any agreements or undertakings with respect to any such rights.

     III.6 LIABILITIES. WorldCom does not have any liabilities or obligations as of the dates thereof, secured or unsecured (whether accrued, absolute, contingent or otherwise), including, without limitation, tax liabilities due or to become due, and WorldCom has not incurred, nor will incur, any liabilities or obligations since the date of the most recent of the Financial Statements, except liabilities permitted by this Agreement. Except as set forth in EXHIBIT
3.6 attached hereto, WorldCom does not have any obligations or liabilities, whether direct or indirect, joint or several, absolute or contingent, matured or unmatured, secured or unsecured, which could be affected by the execution and delivery of this

Agreement or consummation of the transactions contemplated by this Agreement or which could affect the same.

     III.7 CONTRACTS. Except as set forth in EXHIBIT 3.7 attached hereto or in any other Exhibit attached hereto and referenced below, true, correct and complete copies of which referenced items have previously been delivered to ILD (such items are referred to collectively as the "'Contracts" and individually as "Contract") WorldCom is not a party to or bound by any of the following with respect to its Operator Services Business.

     (a) contract for the purchase or sale of services, equipment, inventory, materials, supplies, or any capital item or items with a value, cost or payments during the term thereof in excess of $25,000 individually or $200,000 in the aggregate, or supply agreements with the federal government or any state or local government or any agency thereof;

     (b) collective bargaining agreement or other agreement with any labor union or labor organization or any employment consulting, severance, bonus, deferred compensation or similar agreement;

     (c) tenancy, lease, license or similar agreement relating to property except as set forth in EXHIBIT 3.7 or EXHIBIT 1.1(a)(iv) or EXHIBIT 1.1(a)(v) attached hereto;

     (d) license, lease or other agreement to provide or acquire telecommunications or other services or equipment of any kind;

     (e) any instrument or agreement relating to indebtedness by way of lease-purchase arrangements, conditional sale, guarantee or other undertakings on which others rely in extending credit, any joint venture agreements or any chattel mortgages or other security arrangements;

     (f) confidentiality, secrecy, standstill or noncompete agreement to which Seller is bound or which is in its favor; or

     (g) any other plans, agreements, contracts, powers of attorney, bids or proposals.

     Except as set forth in EXHIBIT 3.10(b) attached hereto, WorldCom has not breached any provisions of, nor is in violation or default under the terms of, or has caused or permitted to exist any event that with or without due notice or lapse of time or both would constitute a default or event of default under, any such Contract. All such Contracts are valid, binding and in full force and effect and any such Contract to which WorldCom is a party will continue in full force and effect to the benefit of ILD, if ILD so elects, without change following the consummation of the transactions contemplated by this Agreement without obtaining the consent of any other party thereto, except as set forth in
EXHIBIT 3.10(b) attached hereto, and the execution and delivery of this Agreement by WorldCom and the consummation of the transactions contemplated by this Agreement will not violate or cause a default or event of default under any provision of, or result in the acceleration of any obligation under, or the termination of, any such Contract.

     III.8 LITIGATION AND COMPLIANCE. Except as set forth in EXHIBIT 3.8 attached hereto, there is no pending or, to WorldCom's knowledge, threatened, claim, investigation, lawsuit or administrative proceeding by or against WorldCom or the operation of its Operator Services business or any of the Assets including without limitation any claims from, or disputes with, any of the landlords (or their management companies) with respect to the real property leases described in EXHIBIT 1.1(a)(iv) or EXHIBIT 1,1(a)(v). WorldCom's Operator Services business is not affected by any pending or, to WorldCom's knowledge, threatened strike or other labor disturbance. WorldCom's operation of its Operator Services business is in compliance with all federal, state and local laws and regulations and administrative orders and all tariffs, rules and regulations of local exchange carriers and inter-exchange carriers applicable thereto. There is no order, writ, injunction or decree relating to or affecting the operations or the Operator Service Business of WorldCom or the transactions contemplated by this Agreement.

     III.9 NON-CONTRAVENTION. Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will result in the breach of any term or provision of, constitute a default under, or accelerate or augment the performance otherwise required under, any provision of the Certificate and/or Articles of Incorporation or Bylaws of WorldCom, or any agreement (including without limitation any loan agreement or promissory note), indenture, instrument, order, law or regulation to which WorldCom is a party or by which it is bound, or will result in the creation of any lien or encumbrance upon the Assets.

     III.10 LICENSES. PERMITS AND REQUIRED CONSENTS. WorldCom has all federal, state and local franchises, tariffs, licenses, ordinances, certifications, approvals, authorizations and permits necessary to the conduct of its business as currently conducted. A list of such franchises, tariffs, licenses, ordinances, certifications, approvals, authorizations and permits is set forth in EXHIBIT 3,10(a) attached hereto, true, correct and complete copies of which have previously been delivered to ILD. All franchises, tariffs, licenses, ordinances, certifications, approvals, authorizations and permits relating to WorldCom's Operator Services business are in full force and effect, no violations have been made in respect thereof, and no proceeding is pending or, to WorldCom's knowledge, threatened which could have the effect of revoking or limiting any such franchises, tariffs, licenses, ordinances, certifications, approvals, authorizations or permits and the same will not cease to remain in full force and effect by reason of the transactions contemplated by this Agreement.

     EXHIBIT 3.10(b) attached hereto sets forth all registrations, filings, applications, notices, transfers, consents, approvals, orders, qualifications, authorizations, certifications, waivers or other actions of any kind required to be made, filed, given or obtained by or on behalf of WorldCom to or from any persons, governmental authorities or other entities in connection with the consummation of the transactions contemplated by this Agreement.

     III.11 CHANGES. Except as otherwise expressly disclosed on the Exhibits hereto, since December 13, 1996, there has not been:

     (a) any damage, destruction, other casualty loss or other occurrence that could, individually or in the aggregate, have an adverse effect on the value of the Assets or WorldCom's Operator Services Business, conditions or prospects of WorldCom,

     (b) any disposition of any asset of WorldCom's Operator Services business other than in the ordinary course of business;

     (c) any amendment, modification or termination of any existing, or entering into any new, contract, agreement, lease, license, permit or franchise that could, individually or in the aggregate, have an adverse effect on the value of the Assets or WorldCom's Operator Services business, condition or prospects of WorldCom;

     (d) any other adverse change in the Assets, WorldCom's Operator Services Business, condition or prospects of WorldCom.

     III.12 ACCOUNTS RECEIVABLE.  The accounts receivable of WorldCom's
Operator Services Business were or will be, as the case may be, validly obtained in the ordinary course of WorldCom' s Operator Services Business.

     III.13 NO ADVERSE ACTIONS. Except as set forth on EXHIBIT 3.13, there is no existing, pending or, to WorldCom' s knowledge, threatened termination, cancellation, limitation, modification or change in the business relationship of WorldCom with any supplier, customer or other person or entity except as are immaterial individually and in the aggregate and which are in the ordinary course of WorldCom's Operator Services Business. For purposes of this Section 3.13, with respect to customers, "material" will be deemed to be any customer whose annualized revenue is in excess of $200,000.

     III.14 LABOR MATTERS. WorldCom does not have any obligations, contingent or otherwise, under any employment or consulting agreement (except if and as set forth in Exhibit 3.7 attached hereto), collective bargaining agreement or other contract with a labor union or other labor or employee group, and WorldCom will not incur any liability or obligation with respect to any employee, consultant or agent as a result of or arising out of the consummation of the transactions contemplated by this Agreement. There are no efforts presently being made or, to WorldCom's knowledge, threatened by or on behalf of any labor union with respect to employees in WorldCom's Operator Services business. WorldCom is in compliance with all federal, state or other applicable laws, domestic or foreign, respecting employment and employment practices, terms and conditions of employment and wages and hours, and have not and are not engaged in any unfair labor practice; no unfair labor practice complaint against WorldCom is pending or, to WorldCom's knowledge, threatened before the National Labor Relations
Board; there is no labor strike, dispute, slowdown or stoppage pending or threatened against or involving WorldCom's Operator Services Business; no representation question exists respecting employees in WorldCom's Operator Services employees; no grievance or internal or informal complaint which might have an adverse effect upon WorldCom or the conduct of its Operator Services business exists; no arbitration proceeding arising out of or under any collective bargaining agreement is pending and no claim therefor has been asserted; no collective bargaining agreement is currently being negotiated by WorldCom; and WorldCom has not experienced any labor difficulty. There has not been, and will not be, to WorldCom's knowledge, any adverse change in relations, with employees in WorldCom's Operator Services Business as a result of any announcement or consummation of the transactions contemplated by this Agreement.

     III.15 INVESTMENT REPRESENTATIONS. WorldCom represents and warrants to ILD that WorldCom is acquiring ILD's Stock for investment for its own account and not, with a view to dividing ILD's Stock with others or participating directly or indirectly in any resale, distribution or underwriting thereof and will not offer or sell ILD's Stock in violation of the Securities Act of 1933, as amended (the "Securities Act") or applicable state securities laws. Unless the shares of ILD's Stock have been registered under the Securities Act and applicable state securities laws and are freely tradeable, certificates representing such shares shall bear an appropriate legend regarding the restrictions on transfer and WorldCom shall order any transfer agent it may appoint to stop the transfer thereof absent compliance with such restrictions. WorldCom shall provide such information and execute such documents as ILD may reasonably request in order to verify the foregoing. WorldCom acknowledges that it (a) has been provided an opportunity to ask questions and receive answers from ILD concerning the terms and conditions of the offering of ILD's Stock and to obtain any additional information which ILD possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of any information furnished in connection with said offering, (b) understands the businesses and operations of ILD and is making an informed investment decision, and (c) is an "accredited investor" as defined in the rules and regulations of the Securities Act.

     III.16 NETWORK PERFORMANCE. The equipment, leasehold improvements, facilities, software and related telecommunications network comprising a portion of the Assets to be purchased by ILD hereunder are properly designed to perform as an integrated network, meet all applicable federal, state, local and industry promulgated laws, requirements and standards and perform substantially in conformance with industry averages of parties owning similar networks.

     III.17 BULK TRANSFER APPLICABILITY AND PAYMENT OF OBLIGATIONS. The consummation of the transactions contemplated by this Agreement is not subject to the provisions of the bulk transfer law, bulk transfer tax law or any similar law of any jurisdiction. WorldCom will pay all its obligations and liabilities as and when the same become due and payable.

     III.18 DISCLOSURE. No representation, warranty or statement made by or on behalf of WorldCom in this Agreement or the Exhibits attached hereto or in the certificates or other materials furnished or to be furnished to ILD or its representatives or lenders in connection with this Agreement and the transactions contemplated hereby or thereby, contains or will contain any materially untrue statement of fact or omits or will omit to state a fact required to be stated herein or therein or necessary to make the statements contained herein or therein not materially misleading. All information and documents provided prior to the date of this Agreement and all information and documents subsequently provided, to ILD or its representatives or lenders by or on behalf of WorldCom are or contain, or will be or will contain as to subsequently provided information or documents, true, accurate and complete information with respect to the subject matter thereof and are, or will be as to subsequently provided information or documents, fully responsive to any specific request made by or on behalf of ILD or its representatives or lenders. Prior to the Closing, full disclosure shall have been made to ILD of all material facts with respect to WorldCom's Operator Service Business, assets, operations, condition and prospects and the transactions contemplated by this Agreement which a reasonable purchaser would deem relevant. WorldCom shall promptly notify ILD of any change or event which could adversely affect the Assets or the operations, business, conditions or prospects of WorldCom's operator Services business.

                                     ARTICLE IV
                        ADDITIONAL AGREEMENTS OF THE PARTIES

     IV.1 ORDINARY COURSE. Prior to the Closing, without ILD's written consent, WorldCom covenants, represents and warrants that it shall not have:

     (a) sold, assigned, transferred, leased, mortgaged, pledged or subjected to lien, or otherwise encumbered, any of the Assets;

     (b) managed customer accounts, equipment inventories and other supplies other than in the ordinary course of WorldCom's Operator Services Business;

     (c) directly or indirectly through any investment banker or other representative or otherwise, solicited, entertained or negotiated with respect to any inquiries or proposals from any person relating to the merger or consolidation of WorldCom's Operator Services business with any person, or entity, or the direct or indirect acquisition by any person of any of the Assets;

     (d) entered into any agreement or transaction in connection with the Operator Services Business pursuant to which (1) ILD shall bear any financial obligation with respect to the Operator Services Business after the Closing Date; (2) a prepaid commission or deposit may exist as of the Closing Date; or (3) which is not terminable by WorldCom without penalty upon no more than 30 days' notice;

     (e) entered into any contracts with customers of WorldCom's Operator Services Business other than renewals or new agreements with a customer (or an affiliate entity to such customer) of WorldCom's Operator Services Business on substantially similar terms as the agreement now in effect with such customer;

     (f) made or authorized any material compensation increase for, or entered into any employment consulting or similar agreement with, any employee in WorldCom's Operator Services Business whether such increase relates to base compensation, commissions, bonuses or benefits, or otherwise (other than in the ordinary course of business); or

     (g) otherwise entered into any transaction or taken other action not in the ordinary course of WorldCom's Operator Services business.

     IV.2 ACCESS PRIOR TO CLOSING. Upon reasonable notice, WorldCom shall afford ILD and its representatives (including, without limitation, its independent public accountants, attorneys and banks' or other lenders' representatives) reasonable access to, and opportunity to examine, any and all of the premises, properties, contracts, books, records, business, data, personnel, customers and vendors of or relating to the Assets or WorldCom's Operator Services Business. WorldCom shall reasonably cooperate in connection with the foregoing.

     IV.3   REGULATORY AND OTHER AUTHORIZATIONS.

     A. WorldCom shall (at no expense to ILD other than WorldCom's direct, out-of-pocket expenses which have been prior approved by ILD) cooperate fully with ILD in obtaining or making, all governmental, regulatory and third-party approvals, orders, qualifications, waivers, consents, filings, authorizations or certifications or other actions necessary in order to consummate the transactions contemplated hereby. The parties hereto will not take any action that will have the effect of delaying, impairing or impeding the receipt of any of the foregoing and will use all reasonable efforts to secure the same as promptly as possible. Provided, all external, third party costs (including ILD's internal costs) of obtaining any approvals, orders, qualifications, waivers, consents, authorizations or certifications as described herein will be borne solely by ILD.

     B. ILD and WorldCom shall file as soon as practical after the date hereof, the notifications required under the Hart-Scott-Rodeno Act (together with the Rules of the Federal Trade Commission of C.F.R. Parts 800-803, the "HSR Act"). The filing fee required under the HSR Act shall be paid by WorldCom.
ILD and WorldCom shall cooperate with one another and exchange all information reasonably necessary for completion of such notifications. In the event the Federal Trade Commission or the Assistant Attorney General of the United States requires the submission of additional information or documentary material (a "'Second Request") pursuant to Section 7A(e) of the HSR Act, ILD and WorldCom shall promptly furnish all such information and material, and shall cooperate with one another and exchange all information reasonably necessary for the completion of such Second Request.

     IV.4 FURTHER ASSURANCES. At any time and from time to time at or after the Closing the parties agree to cooperate with each other, to execute and deliver such other documents, instruments of transfer or assignment, files, books and records and do all such further acts and things as may be reasonably required to carry out the transactions contemplated hereby. In furtherance of the foregoing, WorldCom shall allow, and shall cause Arthur Andersen to allow, access to all financial records and accounting materials (including work papers) with respect to WorldCom's Operator Services Business solely for the purposes of allowing ILD's accounting firm, at ILD's sole cost and expense, to reconstruct and issue such audited financial statements for WorldCom's Operator Services Business as may be necessary for ILD to undertake an initial public offering of its securities or for other financing activities.

     IV.5 PAYMENT OF TAXES. WorldCom shall pay all sales taxes, other property transfer taxes, all documentary or other stamp taxes and all similar taxes, including but not limited to income taxes, if any, arising out of or related to the transactions contemplated by this Agreement.

     IV.6 DELIVERY. The parties shall cause the delivery of the respective documents required to be delivered or caused to be delivered by them pursuant to
Article VI below.

     IV.7   INDEMNITY.

     A. WorldCom agrees to indemnify ILD and its directors, officers, shareholders, employees, agents, successors and assigns against, and hold each and every one of the foregoing harmless from any and all damages, losses, claims, liabilities, demands, charges, suits, penalties, costs or expenses, whether accrued, absolute, contingent or otherwise, including but not limited to court costs and attorneys' fees ("Claims"), which any of the foregoing may incur or to which any of the foregoing may be subjected, arising out of or otherwise, based upon any of the following:

            (i) Any misrepresentation or breach of warranty or representation by WorldCom or any breach or default by WorldCom of or under any of the covenants or other provisions of this Agreement or agreements the forms for which are attached as exhibits hereto;

            (ii) All liabilities, obligations, and commitments of or claims against, ILD, including but not limited to those which may accrue by operation of law or otherwise to ILD or its respective assigns except to the extent such liability relates to the period after the Closing and has been assumed expressly by ILD hereunder;

            (iii) Any act or omission of WorldCom or any of its agents, servants or employees in connection with any services performed, any products sold, delivered or furnished or any contracts or claimed contracts with third parties;

            (iv) Failure to comply with any bulk transfer law, bulk transfer tax law or similar statute of any state or jurisdiction in connection with the transactions contemplated by this Agreement; or

            (v) Any claim or cause of action asserted or commenced by any WorldCom employee based on or arising out of any of the transactions contemplated by this Agreement (except to the extent specified as an obligation of ILD under Section 4.8 below).

            (vi) Notwithstanding anything to the contrary contained herein, WorldCom's obligation to indemnify ILD under subsections (i) or
            (iii) of this Section 4.7 will only be for the amount of any Claim(s) which in the aggregate are in excess of $100,000.

     B. Any person or entity seeking or intending to, seek indemnification (the "Indemnified Party") from another person or entity (the "Indemnified Party") pursuant to this Agreement shall give the Indemnifying Party prompt written notice thereof. The failure of the Indemnified Party to give such notice shall not relieve the Indemnifying Party of any indemnity obligation pursuant to this Agreement except to the extent such failure prejudices the rights of the Indemnifying Party. If such matter involves the assertion of a claim by a third party, the Indemnified Party shall give the Indemnifying Party the opportunity to undertake the defense thereof pursuant to the provisions hereof at the expense of the Indemnifying Party through reputable legal counsel selected by the Indemnifying Party which is reasonably satisfactory to the Indemnified Party. The Indemnifying Party shall have the right to so assume the defense of such matter by (a) giving the Indemnified Party written notice thereof within twenty (20) days after the giving of notice of the matter by the Indemnified Party or such shorter period as may be reasonably required to avoid any prejudice to the rights of the Indemnified Party, and (b) thereafter diligently and timely defending the same. Such a matter may be settled with the claimant on terms and conditions acceptable to the Indemnifying Party and the Indemnified Party, which acceptance shall not be unreasonably withheld or delayed. If the Indemnifying Party so assumes the defense of such matter, the Indemnified Party shall have the right to employ his, her or its own counsel at his, her or its expense, and participate in the defense or settlement thereof provided if the Indemnifying Party does not provide assurances satisfactory to the Indemnified Party as to the defense and payment of any indemnity obligation, then the counsel of the Indemnified Party shall have the right to assume the defense at the expense of the Indemnifying Party. In the event the Indemnifying Party does not so assume the defense of such matter, the Indemnified Party may engage counsel and defend or settle the same on such terms and conditions as the Indemnified Party may determine in his, her or its reasonable discretion. The Indemnifying

Party and the Indemnified Party shall cooperate in good faith with each other in connection with the defense of any such matter and shall make available all information necessary or useful to the defense of any such matter.

     C. The foregoing obligations of this Section 4.7 shall survive any termination of this Agreement. The obligations of this Section 4.7 shall expire at midnight on the date one (1) year after the Closing Date other than with respect to the following, as to which said obligations shall survive the Closing without time limitation other than as provided by applicable law:

            (i) matters as to which no notice has been given to the Indemnifying Party on or before said expiration date; or

            (ii) matters relating to the provisions of Section 1.1 (Purchase, and Sale; Purchase Price; Payment Terms; Liabilities), the second sentence in Section 3.3 (Title to and Condition of Assets and Property), Section 4.4 (Further Assurances), Section 4.5 (Payment of Taxes), Section 4.7 (Indemnity) to the extent relative to any provision referenced in this clause (ii), Section 4.10 (Confidentiality).

     IV.8 EMPLOYEES. WorldCom hereby acknowledges that ILD has no obligation to employ any of WorldCom's employees in its Operator Services Business. WorldCom shall not make any representation to the contrary to any of such employees; provided, however, ILD may interview or otherwise contact such employees regarding any future employment. If and to the extent ILD so requests, WorldCom will use reasonable efforts to cause employees designated by ILD to become employees or consultants of ILD with it being understood and agreed that such employment or engagement shall be with no contractual obligation on the part of ILD to continue any such employment or engagement, which employment or engagement shall be upon terms and conditions satisfactory to ILD. WorldCom agrees to provide ILD a list of the "key" employees of WorldCom's Operator Services Business. As soon as possible after ILD's receipt of such list (but in no event later than April 1, 1997), ILD agrees to identify employees from such list that ILD intends to contact concerning employment with ILD.

     ILD agrees not to send any notices or announcements to WorldCom's Operator Services employees without WorldCom's prior written consent. Further, ILD agrees to allow a WorldCom representative to be present at any meeting(s) ILD may have with such employees as a group prior to the date of Closing. ILD agrees to count the years of service such employees have been with WorldCom in determining vacation time, plan participation and other employment related matters which take into account an employee's years of service. WorldCom shall be responsible for the payment of any severance or accrued vacation due any employees upon termination of employment prior to the Closing; provided, however, that amounts accrued for vacation pay to employees of the Operator Services Business who become employees of ILD as of the Closing, shall be paid by WorldCom to ILD and ILD shall thereupon honor the accrual for vacation pay to such employee. With respect to those employees who are subsequently employed by ILD, WorldCom will only be responsible for paying such employees any employment benefits which may otherwise be due as of the date of Closing; provided, ILD will be responsible for all employment benefits due such employees after the date of Closing. ILD agrees to indemnify and hold harmless WorldCom from any damages, losses, claims, liabilities, demands, charges, suits, penalties, costs or expenses, including but not limited to court costs and attorneys' fees, which WorldCom may incur or to which WorldCom may be subjected, arising out of or otherwise based upon ILD's failure to comply with the Worker Adjustment and Retraining Notification Act
(WARN), if applicable.

     IV.9 CONTINUED RELATIONSHIPS. WorldCom shall preserve intact its Operator Services business and keep available the services of its officers and employees and maintain good relationships with suppliers, customers and others having business relations with WorldCom, and shall cause to be taken no change in the business, condition or results of operations of WorldCom's Operator Services business which may have an adverse effect on the Assets or the business, condition or prospects of WorldCom's Operator Services Business.

     IV.10 CONFIDENTIALITY. Except as contemplated by this Agreement, as required by law or otherwise expressly consented to in writing by WorldCom and ILD, all information or documents furnished hereunder by any party shall be kept strictly confidential by the party or parties to whom furnished at all times prior to the Closing Date, and in the event such transactions are not consummated, each shall return to the other all documents furnished hereunder and copies thereof upon request and shall continue to keep confidential all information furnished hereunder and shall not thereafter use the same for its advantage. Notwithstanding the foregoing, (a) ILD (or its affiliates) may issue or make a press release, announcement or other disclosure regarding this Agreement and the transactions contemplated hereby which it reasonably determines necessary or desirable under applicable law, and (b) ILD (or its affiliates) may, at any time after the date of this Agreement, file with the Securities and Exchange Commission (the ""Commission") a Form 8-K pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") which filing may include a copy of this Agreement and certain of its exhibits, with respect to the transactions contemplated by this Agreement and/or file with the Commission a registration statement under the Securities Act which includes a prospectus containing any information required to be included therein with respect to the transactions contemplated by this Agreement and thereafter distribute said prospectus in connection with the offer and sale of securities of ILD. WorldCom shall cooperate with ILD and provide such information and documents as may be required in connection with any such filings.

     In the event the Closing is not consummated, each party hereto will hold in absolute confidence any information obtained from another party except to the extent (a) such party is required to disclose such information by law or regulation, (b) disclosure of such information is necessary in connection with the pursuit or defense of a claim, (c) such information was known by such party prior to such disclosure or was thereafter developed or obtained by such party independent of such disclosure, or (d) such information becomes generally available to the public or is otherwise no longer confidential. Prior to any disclosure of information pursuant to the exception in clause (a) or (b) of the preceding sentence, the party intending to disclose the same shall so notify the party which provided the same in order that such party may seek a protective order or other appropriate remedy should it choose to do so.

                                     ARTICLE V
                             REGISTRATION OF ILD STOCK

     V.1    REGISTRATION.

     A. For purpose of this Section 5.1, "the Company" shall mean ILD, "Shares" shall mean the Common Stock Portion of the Purchase Price; and "the holders of the Shares" shall mean WorldCom and/or its permitted assigns or successors. The Company and the holders of the Shares agree that if at any time after the date hereof the Company shall propose to file a registration statement with respect to any of its Common Stock on a form suitable for a secondary offering, it will give notice in writing to such effect to the registered holder(s) of the Shares at least thirty (30) days prior to such filing, and, at the written request of any such registered holder, made within ten (10) days after the receipt of such notice, will include therein at the Company's cost and expense (including the fees and expenses of counsel to such holder(s), but excluding underwriting discounts, commissions and filing fees attributable to the Shares included therein) such of the Shares as such holder(s) shall request; provided, however, that if the offering being registered by the Company is underwritten and if the representative of the underwriters certifies in writing that the inclusion therein of the Shares would materially and adversely affect the sale of the securities to be sold by the Company thereunder, then the Company shall be required to include in the offering only that number of securities, including the Shares, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among all selling shareholders according to the total amount of securities entitled to be included therein owned by each selling shareholder, but in no event shall the total amount of Shares included in the offering be less than the number of securities included in the offering by any other single selling shareholder unless all of the Shares are included in the offering).

     B. Whenever the Company undertakes to effect the registration of any of the Shares, the Company shall, as expeditiously as reasonably possible:

            (i) Prepare and file with the Securities and Exchange Commission (the "Commission") a registration statement covering such Shares and use its best efforts to cause such registration statement to be declared effective by the Commission as expeditiously as possible and to keep such registration effective until the earlier of
            (A) the date when all Shares covered by the registration statement have been sold or (B) a period of at least 90 days after the effective date of such registration statement or for such longer period, not to exceed 180 days, as may be required under the plan or plans of distribution set forth in such registration statement: provided, that before filing a registration statement or prospectus or any amendment or supplements thereto, the Company will furnish to each Holder of Shares covered by such registration statement and the underwriters, if any, copies of all such documents proposed to be filed (excluding exhibits, unless any such person shall specifically request exhibits), which documents will be subject to the review of such Holders and underwriters, and the Company will not file such registration statement or any amendment thereto or any prospectus or any supplement thereto (including any documents incorporated by reference therein) with the Commission if (A) the underwriters, if any, shall reasonably object to such filing or
            (B) if information in such registration statement or prospectus concerning a particular selling Holder has changed and such Holder or the underwriters, if any, shall reasonably object.

            (ii) Prepare and file with the Commission such amendments and post-effective amendments to such registration statement as may be necessary to keep such registration statement effective during the period referred to in Section 10(b)(i) and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement, and cause the prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed with the Commission pursuant to Rule 424 under the Securities Act.

            (iii) Furnish to the selling Holder(s) such number of copies of such registration statement, each amendment thereto, the prospectus included in such registration statement (including each preliminary prospectus), each supplement thereto and such other documents as they may reasonably request in order to facilitate the disposition of the Shares owned by them.

            (iv) Use its best efforts to register and qualify under such other securities laws of such jurisdictions as shall be reasonably requested by any selling Holder and do any and all other acts and things which may be reasonably necessary or advisable to enable such selling Holder to consummate the disposition of the Shares owned by such Holder, in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to transact business or to file a general consent to service of process in any such states or jurisdictions.

            (v) Promptly notify each selling Holder of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading and, at the request of any such Holder, the Company will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Shares, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading.

            (vi) Provide a transfer agent and registrar for all such Shares not later than the effective date of such registration statement.

            (vii) Enter into such customary agreements (including underwriting agreements in customary form for a primary offering) and, take all such other actions as the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Shares (including, without limitation, effecting a stock split or a combination of Shares).

            (viii) Make available for inspection by any selling Holder or any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such selling Holder or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the officers, directors, employees and independent accountants of the Company to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement.

            (ix) Promptly notify the selling Holder(s) and the underwriters, if any, of the following events and (if requested by any such person) confirm such notification in writing: (A) the filing of the prospectus or any prospectus supplement and the registration statement and any amendment or post-effective amendment thereto and, with respect to the registration statement or any post-effective amendment thereto, the declaration of the effectiveness of such documents, (B) any requests by the Commission for amendments or supplements to the registration statement or the prospectus or for additional information, (C) the issuance or threat of issuance by the Commission of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose and (D) the receipt by the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threat of initiation of any proceeding for such purposes.

            (x) Make every reasonable effort to prevent the entry of any order suspending the effectiveness of the registration statement and obtain at the earliest possible moment the withdrawal of any such order, if entered.

            (xi) Cooperate with the selling Holder(s) and the underwriters, if any, to facilitate the timely preparation and delivery of certificates representing the Shares to be sold and not bearing any restrictive legends, and enable such Shares to be in such lots and registered in such names as the underwriters may request at least two (2) business days prior to any delivery of the Shares to the underwriters.

            (xii) Provide a CUSIP number for all the Shares not later than the effective date of the registration statement.

            (xiii) Prior to the effectiveness of the registration statement and any post-effective amendment thereto and at each closing of an underwritten offering, use its best efforts to satisfy all requirements imposed on the Company (and its agents, attorneys, and accountants) by the Underwriters as are customarily imposed on issuers in primary underwritten offerings.

            (xiv) Otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders earnings statements satisfying the provisions of Section 11(a) of the Securities Act, no later than forty-five (45) days after the end of any twelve-month period (or ninety (90) days, if such period is a fiscal year) (A) commencing at the end of any fiscal quarter in which the Shares are sold to underwriters in a firm or best efforts underwritten offering, or (B) if not sold to underwriters in such an offering, beginning with the first month of the first fiscal quarter of the Company commencing after the effective date of the registration statement, which statements shall cover such twelve-month periods.

     C. After the date hereof, the Company shall not grant to any holder of securities of the Company any registration rights which have a priority greater than those granted to Holders pursuant to this Warrant without the prior written consent of the Holder(s).

     D. The Company's obligations under Article 4.1 above with respect to each holder of Shares are expressly conditioned upon such holder's furnishing to the Company in writing such information concerning such holder and the terms of such holder's proposed offering as the Company shall reasonably request for inclusion in the registration statement. If any registration statement including any of the Shares is filed, then the Company shall indemnify each holder thereof (and each underwriter for such holder and each person, if any, who controls such underwriter within the meaning of the Securities Act) from any loss, claim, damage or liability arising out of, based upon or in any way relating to any untrue statement of a material fact contained in such registration statement or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except for any such statement or omission based on information furnished in writing by such holder of the Shares expressly for use in connection with such registration statement; and such holder shall indemnify the Company (and each of its officers and directors who has signed such registration statement, each director, each person, if any, who controls the Company within the meaning of the Securities Act, each underwriter for the Company and each person, if any, who controls such underwriter within the meaning of the Securities Act) and each other such holder against any loss, claim, damage or liability arising from any such statement or omission which was made in reliance upon information furnished in writing to the Company by such holder of the Shares expressly for use in connection with such registration statement.

     V.2 FEES AND EXPENSES. Except as otherwise prohibited by applicable law, ILD will pay all fees and expenses in connection with the registration of the ILD Stock requested pursuant to this Article V except for any underwriting commissions, transfer taxes, fees and expenses of counsel for WorldCom and the underwriters' expense allowance, if any, attributable to the sale of WorldCom's ILD Stock, which shall be borne by WorldCom.

                                     ARTICLE VI
                               RIGHT OF FIRST REFUSAL

     VI.1 OFFERS. If WorldCom at any time and from time to time should desire to sell the Preferred Stock Portion or the Common Stock Portion, it shall give ILD notice of such intention setting forth the terms upon which it proposes to make such sale and give ILD the first right to purchase all of such securities or such lesser portion as may be selected by ILD. Such purchase shall be made on the same terms as WorldCom is willing to sell such securities from any other person. If within twenty (20) days after WorldCom gives its aforesaid notice, WorldCom does not notify ILD that it desires to purchase all of the securities which are to be offered, WorldCom may, during a period of sixty (60) days following the end of such twenty-day period, sell such securities as to which ILD does not indicate a desire to purchase to another person upon the same terms and conditions as those set forth in the notice to ILD.

     VI.2 PAYMENT. If ILD gives WorldCom notice of its desire to purchase any of the securities, ILD shall pay for the securities by check against delivery of the securities at WorldCom's executive offices within fifteen (15) days after the expiration of such twenty-day period referred to above.

                                    ARTICLE VII
                               SHAREHOLDERS AGREEMENT

     The parties agree that WorldCom and all holders of ILD common stock will execute a Shareholders Agreement which will provide, among other things, that the Board of Directors shall consist of no more than 9 members, one of which shall be designated by WorldCom and that WorldCom shall provide to ILD and the other holders of ILD common stock a right of first refusal (with customary procedures) which would be triggered in connection with the disposition or assignment by WorldCom of the Common Stock Portion of the Purchase Price.

                                    ARTICLE VIII
                                  OTHER AGREEMENTS

     VIII.1 ILD SERVICE AGREEMENT. At Closing, the parties shall execute a services agreement (the "ILD Services Agreement") whereby ILD (or a qualified subsidiary) shall continue to provide those services which are currently provided by WorldCom (including without limitation, the processing, completing, rating, billing and collecting; collectively, "Unbundled Operator Services") relative to WorldCom's casual 0+ traffic pursuant to WorldCom's applicable tariffs for a period of five (5) years (the "'Operator Services Term") in substantially the form as that attached as EXHIBIT 8.1.

     By Closing, WorldCom agrees to have transitioned all of WorldCom's operator services traffic being handled by Century Telephone's operator services center to one of WorldCom's operator call centers.

     VIII.2 WORLDCOM SERVICE AGREEMENT. At Closing, the parties shall execute a services agreement (the "WorldCom Services Agreement") whereby WorldCom (or a qualified subsidiary) shall provide certain switched telecommunications services relative to traffic originated or terminated ILD ("Network Services"). The rates for Network Services will be mutually agreed to by the parties with each party's understanding that all such traffic will be converted to WorldCom's DMS Platform. It is the intent of the parties that the rates for Network Services billed through WorldCom's existing platform (i.e., the DEX platform) will be at blended postalized rates per used minute (which domestic Services, i.e., excluding international traffic, will be billed in six (6) second increments and subject to a six (6) second minimum charge (i) utilizing Hardware Answer Supervision where available, and (ii) with respect to 800 Services, commencing with Customer's switch wink or answer back), and that the rates will not exceed $0.081 per minute prior to the effect of any credit mentioned herein. As soon as possible, WorldCom will convert all of the Network Services to its DMS Platform and such traffic will be billed at the rates and charges as described in the TRANSCEND-TM- Telecommunications Services Agreement offered by WorldCom Network Services, Inc., a wholly owned subsidiary of WorldCom (or any agreement which supersedes or replaces such TRANSCEND-TM- agreement), in substantially the form as that attached as EXHIBIT 8.2. WorldCom agrees to provide ILD a credit (the "Credit") of $85,000 per month during the first twenty-four (24) months of the WorldCom Services Agreement. Provided ILD is not in material default of the WorldCom Services Agreement, the Credit will be applied to ILD's invoices from WorldCom to offset ILD's charges thereunder.

     VIII.3 SWITCHES. At Closing, (i) WorldCom agrees to assign and transfer all of its rights, title and interest in and to WorldCom's DEX switches which are currently located in Los Angeles, California and Dallas, Texas (the "'Switches"), and (ii) ILD agrees to grant an exclusive license (the "ILD License") to WorldCom to operate the Switches for and on behalf of ILD and WorldCom until such time as WorldCom is able to migrate its own, direct traffic off of such Switches. During the term of the ILD License, WorldCom will maintain the Switches and continue (at WorldCom's cost) the Maintenance and Service Agreement currently in effect with DSC. As soon as WorldCom has completed such migration (which is anticipated to be on or before March 1, 1998), WorldCom will give ILD thirty (30) days' prior notice of the termination date of the ILD License. Upon the effective date of the termination of the ILD License (the "License Termination Date"), ILD will assume complete operational control of the Switches, at which time WorldCom warrants that each of the Switches will be configured with 5,000 ports and muxes and transmission equipment necessary for ILD to maintain such Switches in the ordinary course of ILD's business. WorldCom warrants that the Switches are currently being maintained under DSC maintenance specifications and agrees to continue maintaining the Switches under such specifications up through and including the License Termination Date. WorldCom agrees to reasonably assist ILD in obtaining maintenance and services agreements directly with DSC. Further, as of the License Termination Date, ILD will assume the premise leases applicable to each Switch and WorldCom will assign all of its rights, title and interest under such leases to ILD and WorldCom will have no further liability or responsibility with respect to such Switches (including any maintenance with respect to such Switches). ILD will receive the premises "As Is" and will not be required to reimburse WorldCom for any build-out or other construction expenses associated with either premise.

     VIII.4 BILLING AND COLLECTION AGREEMENT. At Closing, the parties shall execute a Billing and Collection Agreement (the "B&C Agreement") which B&C Agreement will provide terms and conditions pursuant to which ILD will perform certain billing and collection services for WorldCom through ILD's arrangements with the various local exchange companies and WorldCom will pay for such services.

     VIII.5 LICENSING AGREEMENT. At Closing, the parties shall execute a Licensing Agreement whereby WorldCom will grant a non-exclusive limited license to WorldCom's Opus Software for a period of twenty-five (25) years following the Closing Date. Such Licensing Agreement will state that ILD shall have access to the source code attributable to the OPUS Software as well as rights to make proprietary modifications and enhancements.

     VIII.6 CUSTOMER SERVICE AGREEMENT. At Closing, the parties shall execute a Customer Service Agreement whereby ILD will perform certain customer service operations and functions for WorldCom at the rates and charges to be mutually agreed to by the parties.

                                     ARTICLE IX
                               CONDITIONS TO CLOSING

     IX.1 CLOSING CONDITIONS OF WORLDCOM. The obligations of WorldCom under this Agreement are subject to the satisfaction at or prior to the Closing of each of the following conditions, but compliance with any or all of such conditions may be waived, in writing, by WorldCom:

     (a) The representations and warranties of ILD contained in this Agreement shall be true and correct in all material respects on the date hereof and on the Closing Date;

     (b) ILD shall have performed and complied with all of the covenants and agreements in all material respects and satisfied all of the conditions required by this Agreement to be performed or complied with or satisfied by ILD at or prior to the Closing;

     (c) All required governmental and regulatory approvals, consents and/or waiting periods shall have been obtained or shall have expired, including but not limited to those of applicable state public utility or service commissions;

     (d) On the Closing Date, there shall be no injunction, restraining order or decree of any nature of any court or governmental agency or body in effect that restrains or prohibits the consummation of the transactions contemplated by this Agreement;

     (e) WorldCom's lenders shall have consented to the transactions contemplated by this Agreement if and as required;

     (f) WorldCom's lenders shall have received such documents and agreements as WorldCom's lenders may require, provided WorldCom shall use reasonable efforts to obtain the same; and

     (g) WorldCom and WorldCom's lenders shall be satisfied as to all matters disclosed in or pursuant to this Agreement and the Exhibits hereto or obtained pursuant to the right of access of WorldCom and its representatives granted in this Agreement or otherwise and all matters referenced in any document or instrument so disclosed or obtained; and

     (h) All ancillary agreements (including those described in Article 8 above) are approved by the parties on or before March 31, 1997; and

     (i) ILD has obtained the necessary funds (or commitments therefor) described in Subsection 9.2(f) below on or before May 15, 1997.

     IX.2 CLOSING CONDITIONS OF ILD. The obligations of ILD under this Agreement are subject to the satisfaction at or prior to the Closing of each of the following conditions, but compliance with any or all of such conditions may be waived, in writing, by ILD:

     (a) The representations and warranties of WorldCom contained in this Agreement shall be true and correct in all material respects on the date hereof and on the Closing Date;

     (b) WorldCom shall have performed and complied with all the covenants and agreements in all material respects and satisfied all the conditions required by this Agreement to be performed or complied with or satisfied by it at or prior to the Closing;

     (c) All required governmental, regulatory and third-party approvals, consents and/or waiting periods shall have been obtained or shall have expired, including but not limited to those of applicable state public utility or service commissions; which regulatory approvals shall include, without limitation authority to provide Operator Services in the states and in the manner currently provided by WorldCom;

     (d) WorldCom shall have arranged for the continuation and/or provision of such services, products or facilities provided to or by WorldCom and contractual arrangements or amendments thereto as ILD reasonably desires, all on terms and conditions reasonably acceptable to ILD;

     (e) ILD shall have reasonable access to applicable books and records pertaining to WorldCom's Operator Services Business during the thirty (30) days immediately following the execution of this Agreement;

     (f) ILD shall have raised funds in an amount reasonably acceptable to ILD to consummate the purchase of WorldCom's Operator Services Business as described herein; provided, ILD agrees to (1) provide WorldCom with status reports (at least every other week) concerning ILD's fund raising efforts, and (2) immediately notify WorldCom, in the event of any occurrence which materially impairs ILD's ability to raise funds necessary to consummate the purchase as described herein;

     (g) The receipt of reasonably adequate assurances from key employees designated by ILD with respect to their continued employment in the Operator Services Business following the Closing Date;

     (h) No action, suit or proceeding shall have been instituted by any person or entity, or threatened by any governmental agency or body, before a court or governmental body, to restrain or prevent the carrying out of the transactions contemplated by this Agreement or that seeks other material relief with respect to any of such transactions or that could, individually or in the aggregate, have a material adverse effect on the Assets or the Operator Services business or prospects of WorldCom on the Closing Date, there shall be no injunction, restraining order or decree of any nature of any court or governmental agency or body in effect that restrains or prohibits the consummation of the transactions contemplated by this Agreement;

     (i) There shall not have occurred any material adverse change in the Assets or the business, condition or prospects of WorldCom's Operator Services Business; and

     (j) ILD's Board of Directors shall have consented to the transactions contemplated by this Agreement.

                                     ARTICLE X
                                    THE CLOSING

     X.1 DELIVERIES BY WORLDCOM. At the Closing, ILD shall receive from WorldCom the following and WorldCom shall cause the same to be delivered to ILD:

     (a) A certificate, dated as of the Closing, signed by a WorldCom officer to the effect that the conditions specified in Article 8.2. above (except for clauses (e) through (j) thereof, have been satisfied;

     (b) Instruments of transfer and assignment, consents, certificates, estoppel letters and all other documents and agreements including the AVION software license in form and substance satisfactory to ILD which ILD may deem necessary to transfer to and vest in ILD title to and ownership of the Assets as provided in this Agreement;

     (c) An original or photostatic copy duly certified as accurate and complete of all requisite governmental or regulatory approvals of the transactions contemplated hereby;

     (d)    Such other documents and instruments as ILD may reasonably request;

     (e)    Possession of all the Assets; and

     (f)    Executed originals of the Other Agreements described in Article
     VIII.

     X.2 DELIVERIES BY ILD. At the Closing, WorldCom shall receive from ILD the following and ILD shall cause the same to be delivered to WorldCom:

     (a) Certificate of existence from the Secretary of State of the State of Delaware stating that ILD is a validly existing corporation in good standing;

     (b) A certificate, dated as of the Closing, signed by an officer of ILD to the effect that the conditions specified in Article 8.1(a) - (b) above, have been satisfied;

     (c) Copies of duly adopted resolutions of ILD's Board of Directors approving the execution, delivery and performance of this Agreement certified by its Secretary;

     (d)    Payment of the Cash Portion of the Purchase Price pursuant to
     Article 1.1(c) above;

     (e) Certificates representing the ILD Preferred Stock and ILD Common Stock registered in the name of WorldCom pursuant to Article 1.1(C) above; and

     (f)    Executed originals of the Other Agreements described in Article
     VIII.

                                     ARTICLE XI
                                    TERMINATION

     XI.1 TERMINATION. Notwithstanding anything in this Agreement to the contrary, this Agreement may be terminated only (a) by the mutual written consent of WorldCom and ILD, or (b) by WorldCom or ILD if, for any reason, the Closing has not occurred on or before July 31, 1997 through no fault of such party unless said date is mutually extended by the parties in the event one or more conditions to the obligations of the parties hereunder has not been satisfied or waived.

     XI.2 EFFECT OF TERMINATION. In the event of the termination and abandonment of this Agreement pursuant to the preceding Article of this Agreement, this Agreement shall thereafter become void and have no effect, and without any liability on the part of any party or its shareholders, directors or officers in respect thereof, except as otherwise provided in this Agreement and except that nothing herein will relieve any party from liability for any breach of this Agreement.

                                    ARTICLE XII
                                   MISCELLANEOUS

     XII.1 EXPENSES. Except as otherwise provided in this Agreement, WorldCom and ILD shall bear their own respective expenses, fees and commissions (including but not limited to, all compensation and expenses of counsel, financial advisors, brokers, consultants, actuaries and accountants) incurred in connection with the preparation, negotiation and execution of this Agreement and consummation of the transactions contemplated hereby. WorldCom represents and warrants to ILD and ILD represents and warrants to WorldCom that no broker, agent or other person acting on their or its, respectively, behalf is or will be entitled to a fee, commission or other payment as a result of or arising out of this Agreement or the transactions contemplated hereby.

     XII.2 GOVERNING LAW AND CONSENT TO JURISDICTION. This Agreement shall be deemed to be made in, and in all respects shall be interpreted, construed and governed by and in accordance with the internal laws of the State of Mississippi and the parties hereto consent to the jurisdiction of the U.S. District Courts with respect to any dispute, controversy or other matter relating to or arising out of this Agreement.

     XII.3 NOTICES. Any notices or other communications required under this Agreement shall be in writing and shall be deemed to have been given when delivered in person, by telex or telecopier, when delivered to a recognized next business day courier, or, if mailed, when deposited in the United States mail, first class, registered or certified, return receipt requested, proper postage prepaid, addressed as follows or to such other address as notice shall have been given pursuant hereto:

     If to WorldCom:     WorldCom, Inc.
                         Attn:  K. William Grothe, Jr.
                         515 East Amite Street
                         Jackson, MS 39201-2702
                         Telecopy:  (601) 974-8295

     If to ILD:          ILD Communications, Inc.
                         Attn:  Michael F. Lewis
                         13000 Sawgrass Village Circle, Suite 5
                         Ponte Vedra Beach, Florida 32082
                         Telecopy:  (904) 285-3616

     XII.4 ASSIGNMENT. This Agreement may not be assigned, by operation of law or otherwise, without the prior written consent of the nonassigning party which consent may be withheld in such party's sole discretion.

     XII.5 SECTION HEADINGS. The section headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

     XII.6 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

     XII.7 AMENDMENT. Except as herein provided, this Agreement may not be amended except by, a writing signed by the party to be charged.

     XII.8 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral among the parties with respect to the subject matter hereof.

     XII.9 BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and permitted assigns.

     XII.10 SURVIVAL. The covenants, agreements, indemnities, representations and warranties of WorldCom and ILD made in or pursuant to this Agreement shall survive the Closing notwithstanding any investigation made or information obtained by or on behalf of another party.

     XII.11 SEVERABILITY. In case any provision in this Agreement shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby unless WorldCom elects otherwise.

     XII.12 THIRD PARTIES. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of any person or entity that is not a party hereto, a successor or permitted assign of such a party or a person entitled to indemnification hereunder.


     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.



WORLDCOM, INC.                          ILD COMMUNICATIONS, INC.



By: /s/ K. William Grothe, Jr.          By: /s/ Michael F. Lewis
    -------------------------------         ------------------------------

Name: K. William Grothe, Jr.            Name: Michael F. Lewis
      -----------------------------           ----------------------------

Title: VP Corporate Development         Title: President
       ----------------------------            ---------------------------